INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18962 and 333-5709 on Form S-3 and Registration Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated September 26, 1997, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Energy Conversion Devices, Inc. for the year ended June 30, 1997.






Deloitte & Touche LLP
Detroit, Michigan

February 2, 1998